Exhibit 10.3

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of April 21, 1999, by and between Robert Nierman, a resident of Minnesota ("Employee") and ENGINEERING ANIMATION, INC., a Delaware corporation with its principal offices in Ames, Iowa ("EAI" or "Company").


                                    RECITALS

         A. EAI is in the business of producing enterprise product and process management software, interactive and custom animation products, and conducting various other activities associated therewith (the "Business").

         B. EAI desires to employ Employee and Employee desires to be employed by EAI on the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Employment Term. Subject to the terms and conditions set forth herein, EAI will employ Employee for a term commencing as of April 21, 1999 (the "Effective Date") and ending on the second anniversary of the Effective Date, or such earlier date as may occur pursuant to the terms of this Agreement (the "Employment Term"). This Agreement may be extended by mutual agreement of the parties.

         2. Employment Duties. During the term of this Agreement, Employee will serve EAI as the Chief Operating Officer and Executive Vice President and shall be responsible for all operations of EAI and other duties which are assigned by the Chief Executive Officer. Employee will, during the term of this Agreement, serve the Company faithfully, diligently and competently and will perform assigned duties on a full-time basis to the best of Employee's ability.

         3. Compensation. During the term of employment, EAI will pay to Employee for services rendered by Employee under this Agreement, the following:

         (a) Salary. From the Effective Date of this Agreement through the first anniversary of the Effective Date, a salary at a rate of $300,000. per annum, payable in arrears monthly, in accordance with the EAI's ordinary payroll practices; and

         (b) Bonus. Employee shall receive during 1999, an annual bonus equal to his annual salary, paid quarterly in the third and fourth quarters of 1999. Employee's 1999 annual bonus shall be prorated according to the date of commencement of employment; and

          (c) Car Allowance. Employee shall receive a car allowance of $750 per month as additional compensation and in lieu of reimbursement for personal auto mileage expenses. Normal payroll taxes shall apply to this payment.

         4. Stock Options. EAI shall grant Employee a stock option representing the right to purchase 225,000 shares of EAI common stock pursuant to the terms and conditions contained in EAI's standard stock option agreement. Such option shall provide for vesting at the rate of twenty-five percent (25%) on each of the first four anniversaries of the date of grant and shall provide for an total term of ten (10) years. The exercise price for such option shall be the market price on the day of grant as determined by the average of the high and low sales quotes as shown on Nasdaq on the day of issue.


         5. Severance Provisions. In the event that there is a termination of employment for good reason as defined in paragraph 10 or in the event that there is a Change of Control of EAI, as defined in EAI's stock option plan, and employment is terminated within 18 months of the date of this Agreement, then Employee shall receive a severance benefit equal to three times the total of Employee's current annual salary and Employee's current annual bonus, if determinable, and if such bonus is not determinable, three times the total of Employee's current annual salary and Employee's bonus during the previous 12 months. In the event that Employee's employment relationship is terminated following a Change of Control after the expiration of 18 months from the date of this Agreement, Employee shall be entitled to a severance payment equal to two times the total of Employee's current salary and current annual bonus, if determinable, and if such bonus is not determinable two times the total of Employee's current annual salary and Employee's bonus for the 12 months prior to termination.

         6.  Benefits.

         (a) Employee shall be entitled during the Employment Term to participate in such employee benefit plans and programs, including, without limitation, health, dental, and life insurance plans, as are maintained from time to time for employees of EAI to the extent that his position, tenure, compensation, age, health and other qualifications make him eligible to participate. EAI does not promise the adoption or continuance of any particular plan or program during the employment term and employee's (and his dependents') participation in any such plan or program shall be subject to the provisions, rules, regulations and laws applicable from time to time thereto.

         (b) During the Employment Term, Employee shall be entitled to paid time off at EAI's maximum accrual rate of twenty-seven (27) days per year. In addition, Employee shall be entitled to paid time off on such holidays as are observed by EAI from time to time. Accrued, unused vacation may be carried over from one year to the next in accordance with EAI policies.

         (c) Employee shall be permitted, upon the Effective Date to participate in the EAI 401(k) savings plan which permits employee contributions of up to eighteen percent (18%) of total annual compensation and provides that EAI will match one-half of Employee's contribution up to a total match amount of two percent (2%) of Employee's total compensation. EAI's contribution to the Plan vests according to the terms of the Plan.

         7. Reimbursement of Expenses. To the extent consistent with the general expense reimbursement policies maintained by EAI from time to time, Employee shall be entitled to reimbursement for ordinary, necessary and reasonable out-of-pocket trade or business expenses which Employee incurs in connection with performing his duties under this Agreement, including reasonable travel and meal expenses. The reimbursement of all such expenses shall be made upon presentation of evidence reasonably satisfactory to EAI of the amounts and nature of such expenses and shall be subject to the prior approval of EAI.

         8. Employee Proprietary Information Agreement. Employee recognizes that as a result of employment by EAI, he will come into possession of confidential information and as a condition of employment, agrees to execute and abide by the terms of the Employee Proprietary Information Agreement attached hereto as Exhibit A.

         9. Key Employee Non-competition Agreement. Employee agrees to be bound by the terms of the Key Employee Non-competition Agreement as attached hereto as Exhibit B.

         10. Termination. This Agreement may be terminated by EAI for cause, which shall be defined as: (i) any action by Employee involving willful gross misconduct having a material adverse effect on the Company; (ii) Employee being convicted of a felony under the laws of state of the United States or any state or under the laws of any other country or political subdivision thereof. This Agreement may be terminated for good reason by Employee under the following circumstances: (a) Employee's duties are reduced to a non-executive level, (b) the failure of a successor to the Company to assume the obligations of this Agreement, (c) breach of this Agreement by the Company, (d) a Change in Control of EAI. In the event of termination of this Agreement by expiration of its term, or according to the terms of this paragraph 10, the provisions of paragraphs 5, 8, 9, 11 and 12 shall continue in full force and effect.

         11. Arbitration. Any and all disputes arising directly or indirectly out of or relating in any way to this Agreement that cannot be satisfactorily resolved by the parties shall be submitted to binding arbitration pursuant to the rules then in effect of the American Arbitration Association (AAA). Arbitration shall be held in Chicago, Illinois. The arbitrator(s), who shall be attorneys experienced in employment law, shall decide the matters submitted to them based upon the evidence presented and the terms of this Agreement. The arbitrator(s) shall issue a written award that shall state the basis of the award, the findings of fact and the conclusions of law. The arbitration award shall be final, non-appealable and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction thereof.

         12.      Miscellaneous.

         (a) All notices hereunder shall be in writing and shall be deemed given when delivered in person or when sent by email or telecopier followed by hard copy; or following three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, or two (2) days after delivery to a nationally recognized express courier, expenses prepaid, addressed as follows:

                           If to Employee:     Addressed to the last address on
                                               the payroll records of EAI.

                           If to EAI:          Engineering Animation, Inc.
                                               2321 North Loop Drive
                                               Ames, Iowa  50010
                    Attention: Jamie A. Wade, General Counsel

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns

         (c) This Agreement contains all of the agreements between the parties with respect to the subject matter hereof and this Agreement supersedes all other agreements, oral or written, between the parties hereto with respect to the subject matter hereof.

         (d) No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the waiving party.

         (e) If any provisions of this Agreement (or portions thereof) shall, for any reason, be deemed invalid or unenforceable by any court of competent jurisdiction, such provisions (or portions thereof) shall be ineffective only to the extent of such invalidity or enforceability, and the remaining provisions of this Agreement (or portions thereof) shall nevertheless be valid, enforceable and of full force and effect. EAI's rights under this Agreement shall not be exclusive and shall be in addition to all other rights and remedies available at law or in equity.

         (f) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute a single instrument.

         (g) This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of Iowa applicable to contracts made in Iowa (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

         IN WITNESS WHEREOF, the parties have executed this Agreement on this first day of November, 1999.

ENGINEERING ANIMATION, INC.                                ROBERT NIERMAN
                                                           --------------
By:/s/Matthew M. Rizai                                     /s/ Robert Nierman
 --------------------
Name:Matthew M. Rizai

Title:Chairman, Chief Executive Office and
       President

                                    Exhibit A

                     PROPRIETARY INFORMATION, INVENTION AND
                        BUSINESS OPPORTUNITIES AGREEMENT



     I,______________________, agree to the following terms and conditions regarding the Company's Proprietary Information, Inventions and Business Opportunities in consideration of my employment or continuing employment with the Company.


1)       Definitions.  The following definitions apply to this Agreement.

     a) "Company" means Engineering Animation, Inc. and its subsidiaries, divisions, affiliates and assignees.

     b) "Proprietary Information" means information that is of value to the Company, or information that the Company does not disclose to others on an unrestricted basis. Proprietary Information includes but is not limited to the following kinds of information, whether verbal or written, originals or copies, concerning the Company, the Company's operations, or the Company's clients, customers, consultants or licensees: trade secrets, patents, copyrights, techniques, know how or inventions (whether patentable or not), Inventions (as defined below), designs, configurations, tooling, documentation, recorded data, schematics, products, test data, source code, object code, master works, master databases, algorithms, flow charts, formulae, circuits, works of authorship, mechanisms, research, manufacture, improvements, processes, assembly, installation, business, marketing,forecasts, strategies, pricing, customers, the salaries, duties, qualifications, performance levels, and terms of compensation of other employees, or cost or other financial data. Proprietary Information also means information provided by a third party to the Company that the Company has a duty to protect from unauthorized use or disclosure. Proprietary information shall not include general knowledge and experience, as would be commonly known or comparable to that of other persons in the same field as the Employee.

         c) "Invention" includes but is not limited to an idea, improvement, design or discovery, whether patentable or reduced to practice, made or conceived by me alone or jointly with others during my employment with the Company that relates in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or results from or is suggested by any task assigned to me or any work performed by me for, or on behalf of, the Company.

         d) "Business Opportunities" means all opportunities for contractual arrangements which will produce revenue for the Company and, provided that, such Business Opportunities are similar to opportunities which have resulted in contractual arrangements with customers that are responsible for current revenue of the Company.

2) Proprietary Information and Other Company Material and Property.

     a) I acknowledge and agree that the Company owns the Proprietary Information. At all times during and after my employment with the Company, I will keep the Proprietary Information in confidence and trust and guard it against unauthorized disclosure and use. I will not disclose or use the Proprietary Information without the prior written consent of a Company officer, except as may be necessary in the ordinary course of performing my job duties for the Company. I hereby assign to the Company any rights I may have or acquire in and to the Proprietary Information. Notwithstanding the foregoing, my obligations shall not apply with respect to any Proprietary Information which is lawfully obtained by me outside of the scope of my employment by the Company or which hereafter becomes public for any reason other than a violation of this Agreement on my part.


         b) During my employment with the Company, I will not remove the Proprietary Information or any other Company related material or property from the Company's premises, except as I am required to do so in connection with performing my job duties for the Company. I will return to the Company the Proprietary Information or any other Company related material or property as and when requested by the Company. Even if the Company does not so request, I will return the Proprietary Information or any other Company related material or property upon termination of my employment. The only information that I will have access to after my employment with the Company ends will be: (i) my personal copies of records relating to my compensation; (ii) my personal copies of any materials previously distributed generally to stockholders of the Company; (iii) my copy of this Agreement; and (iv) any other information that I am granted access to by law.


3)   Inventions.

         a) I acknowledge and agree that the Company owns the Inventions. I will promptly disclose to the Company and preserve as Proprietary Information any and all Inventions. I hereby assign to the Company any right, title and interest I may have or acquire in and to the Inventions.

         b) During my employment, I will perform all acts necessary or desirable by the Company to permit and assist it, at the Company's expense, in obtaining, maintaining, defending and enforcing letters patent, copyrights or other rights in Inventions and improvements in any and all countries, to protect the interests of the Company or its nominee in the Inventions, and to vest title to Inventions in the Company or its nominee. These acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. If the Company is unable after diligent attempt to secure my signature to any document reasonably necessary or appropriate for any of these purposes (including renewals, extensions, continuations, divisions or continuations in part), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and on my behalf and instead of me. This designation and appointment, however, is limited to the purposes of executing and filing these documents and doing all other lawfully permitted acts to accomplish the foregoing acts with the same legal force and effect as if executed by me.

     c) All inventions, if any, patented or unpatented, which I made prior to my employment with the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have listed on Exhibit A to this Agreement all of my prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions that are not the property of a previous employer. I represent and covenant that the list is complete. If there are no items on Exhibit A, I have no prior inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company that appears to threaten or conflict with proprietary rights I claim in an invention. In the event of my failure to give this notice, I will make no claim against the Company with respect to any such invention.

4)   Protecting Business Opportunities.

     a) During my employment with the Company and for one year after the termination of my employment, I agree not to encourage or solicit any employees of the Company to leave the Company for any reason. I also agree not to solicit Business Opportunities for myself or anyone other than the Company, and not to divert any Business Opportunities from the Company during these time periods.

     b) MY AGEEMENT NOT TO COMPETE FOR THE COMPANY'S BUSINESS OPPORTUNITIES: In exchange for good and valuable consideration, receipt of which I hereby acknowledge, I agree that during my employment with the Company and for one year after the termination of my employment, I will not engage in any employment, business or activity that competes with the Company in geographic areas and for opportunities substantially similar to Business Opportunities that I contributed to, or participated directly in, while an employee of the Company. However, it is understood that this section is not intended to prevent me, upon termination of my employment with the Company, from finding reasonable employment in educational institutions, non-profit research organizations, governmental entities, or non-profit end-user organizations any of which may be involved in research, development, customization, or application of technology similar to the technology that I contributed to or participated directly in while an employee of the Company. Further, it is understood that, upon termination of my employment with the Company, I may become employed by a company which may produce a number of products or services, some of which compete with those of the Company, provided that my activities with such competing company do not assist such competing company in designing, programming, producing, or selling products or services which utilize technology similar to the technology that I contributed to or participated directly in while an employee of the Company.

         c) I agree that these time periods, geographical areas and business restrictions are fair and reasonably required for the protection of the
proprietary   interests  of  the  Company.  In  the  event  that  any  of  these restrictions are declared by a court of competent jurisdiction to exceed the maximum that the court deems reasonable and enforceable, then the restriction determined by the court as reasonable and enforceable shall apply.

         d) So that the Company may be aware of the extent of any other demands upon my time and attention, I will disclose to the Company the nature and scope of any other business activity in which I am or become engaged during my employment with the Company.

         e) I represent that my execution of this Agreement, my employment with the Company and my performance of my duties for the Company will not violate any obligations I may have to any former employer or any other third party, including any obligations to keep confidential any proprietary or confidential information. In the course of performing my duties for the Company, I will not utilize any proprietary or confidential information of any former employer or any other third party.

5)       General Provisions.

         a) I agree that this Agreement does not constitute an employment agreement and that, unless otherwise specifically provided in a written contract signed by both an officer of the Company and me, my employment with the Company is "at will" and I have the right to resign my employment and the Company has the right to terminate my employment at any time, with or without cause, for any or no reason.

         b) I agree that this Agreement does not set forth all of the terms and conditions of my employment, and that as an employee of the Company, I have obligations to the Company which are not set forth in this Agreement.

         c) I agree that my obligations under this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

         d) Except as otherwise provided for in this Agreement, I agree that if one or more provisions of this Agreement are held to be unenforceable, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if the provision were excluded. The Agreement shall then be enforceable in accordance with its remaining terms.

         e) Any and all disputes arising directly or indirectly out of or relating in any way to this Agreement, which cannot be satisfactorily resolved by the parties, shall be submitted to binding arbitration pursuant to the Rules then in effect of the American Arbitration Association (AAA) and shall be held in Chicago, Illinois. The arbitrator(s) shall decide the matters submitted to them based upon the evidence presented and the terms of this Agreement and the arbitrator(s) shall issue a written award which shall state the basis of the award and include findings of fact and conclusions of law. The award of the arbitration shall be final, non-appealable and binding upon the parties. Judgment upon the award may be entered in any court having the jurisdiction thereof.


         f) This Agreement shall be effective as of the first day of my employment by the Company, shall be binding upon me, my heirs, executors, assigns and administrators, and shall inure to the benefit of the Company, its successors and assigns.

         g) This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by the Company and me. I agree that any subsequent change or changes in my duties, salary or compensation shall not affect the validity or scope of this Agreement.

     h) I acknowledge receipt of this Agreement, and agree that with respect to its subject matter, it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any of its officers or representatives.

     i) I warrant and represent that I have the continuing right, power and authority to enter into and perform this Agreement in accordance with its terms, without violating any other agreement, obligation or undertaking.

         j) When my employment with the company terminates, I agree to sign and deliver to the Company the "Resignation/Termination Certificate" attached to this Agreement as Exhibit B.

         k) I agree that a remedy at law for my breach of this Agreement is inadequate and that if I breach or threaten to breach this Agreement, the Company shall be entitled to an injunction to restrain me from beaching the Agreement. In addition, I agree that if I violate this Agreement, the Company will be entitled to an accounting and repayment of all profits, compensation, commissions, or benefits that I, directly or indirectly, have or may realize. These remedies are cumulative and do not limit the remedies the Company may be entitled to at law, in equity or under this Agreement.



Dated:________________________

     _________________________
       (employee signature)

      ________________________
         (printed name)

                                    Exhibit A

                            List of Prior Inventions


                   TITLE DATE BRIEF DESCRIPTION OF INVENTIONS


1.
--------------------------------------------------------------------------------

2.
--------------------------------------------------------------------------------

3.
--------------------------------------------------------------------------------

4.
--------------------------------------------------------------------------------

5.
--------------------------------------------------------------------------------

6.
--------------------------------------------------------------------------------

7.
--------------------------------------------------------------------------------

8.
--------------------------------------------------------------------------------

9.
--------------------------------------------------------------------------------

10.
--------------------------------------------------------------------------------

11.
--------------------------------------------------------------------------------

12.
--------------------------------------------------------------------------------

13.
--------------------------------------------------------------------------------

14.
--------------------------------------------------------------------------------

                                                        Exhibit B

         Resignation/Termination Certificate



           This is to certify that I do not have in my possession, nor have I failed to return, any Proprietary Information or any other Company related material.

           I further certify that I have complied with and will continue to comply with all the terms of the Proprietary Information, Invention and Business Opportunities Agreement signed by me with the Company including, without limitation:

         a)  the reporting of any Inventions; and

         b)  the   preservation   of   Proprietary   Information   and  Business
Opportunities.





___________________________
Employee Signature                                      Date:


___________________________
Employee Name (please print)                            Social Security Number:

                                    Exhibit B

                     Key Employee Non-competition Agreement


         This  Key  Employee  Non-Competition   Agreement  ("Agreement")  by
and  between  Engineering  Animation,   Inc. ("Company")  and the  undersigned
Employee ("Employee") is effective as of the date shown below. The terms of this Agreement are as follows:

         A. Employee acknowledges that Employee's services are of a special and unusual character which have a unique value to Company and that confidential information will be obtained by or disclosed to Employee as a result of employment. As a material inducement to Company to employ Employee and in consideration of compensation to be paid to Employee for services, Employee covenants and agrees as follows:

         During Employee's employment by Company and for a period of one (1) year after Employee ceases to be employed by Company, Employee shall not, directly or indirectly, as principal or agent, or in any other capacity:

         (a) solicit or divert business from any client, account or location of Company.

         (b) own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm, corporation or other enterprise which directly competes with the business of the Company anywhere in the world. Nothing herein contained shall be construed as denying Employee the right to own publicly-traded securities of any corporation which competes with the business of the Company, up to an aggregate of two percent (2%) of the outstanding shares thereof.

         (c) solicit for employment or employ any employee of the Company.

         B. Employee acknowledges having carefully read and considered the provisions of this Agreement and agrees that the restrictions set forth in Paragraph A including, but not limited to, the time period of restriction and the geographical area restriction are fair and reasonably required for the protection of the interests of Company, its officers, directors and other employees. Employee agrees that if any part of the covenants set forth above shall be held to be invalid or unenforceable, the remaining parts of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Paragraph A hereof relating to time period and/or area of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or area such court deems reasonable and enforceable, said time period and/or area or restriction shall be deemed to become and thereafter be the maximum time period and/or area which such court deems reasonable and enforceable.

         This Agreement is dated this _____ day of __________________, 1999.


                                    Employee Name: ____________________

                                   Employee Signature:_________________

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